UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2008

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Main St.
Urbana, Illinois  61801
(Address of principal executive offices)    (Zip code)

(217) 365-4516
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 18, 2008, the Board of Directors of First Busey Corporation (the “Company”) approved amendments to the First Busey Corporation By-laws (Amended and Restated) (the “By-laws”), effective immediately. Specifically, the amendments to the By-laws provide that:

•                  a special meeting of stockholders can only be called by the Chairman, Chief Executive Officer or the President after receiving the written request of a majority of the Board of Directors (the “Board”) or by stockholders owning more than 50% of the outstanding capital stock (Article II, Section 5);

•                  for a stockholder proposal to be properly brought before an annual meeting, (a) the stockholder must give notice of such proposal to the Company not less than 60 days, nor more than 90 days, in advance of the first anniversary date of the previous year’s annual meeting, and (b) such notice much include: (i) a brief description of the proposal; (ii) the reasons for the proposal; (iii) any material interest the stockholder has in the proposal; (iv) the beneficial owner, if any, on whose behalf the proposal is made; (v) the name and address of the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is to be brought; and (vi) the class and number of shares of the Company’s capital stock that such stockholder and beneficial owner own (Article II, Section 1);

•                  director nominations may be made: (a) by a majority of the Board; or (b) by any stockholder of record (Article II, Section 10);

•                  any stockholder nomination (a) must be made by notice to the Company, in the case of an annual meeting, not less than 60 days, nor more than 90 days, in advance of the first anniversary date of the previous year’s annual meeting, and, in the case of a special meeting, not less than 60 days, nor more than ninety 90 days, in advance of the date of the special meeting and (b) such notice must include (i) the name, age, business address and residential address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of the Company’s stock that are beneficially owned by the nominee; (iv) any other information relating to such nominee that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, (v) the name and address of the stockholder making the nomination; and (vi) the class and number of shares the stockholder owns and the number of shares owned by any other stockholders known by such stockholder to be supporting such nominee (Article II, Section 10);

•                  directors may attend meetings by telephone or other electronic means  (Article III, Section 4);

•                  stockholders can receive notice for meetings by electronic transmission, as provided for under Nevada law (Article IV, Section 1);

•                  directors may receive notice for Board meetings by mail, personal delivery, telephone, facsimile or other electronic transmission and in the event that notice is sent by mail, it must be mailed at least four days in advance of the meeting (Article IV, Section 1);

•                  the Chairman of the Board and Vice-Chairmen are not officers of the Company and that the Chairman of the Board does not act as the Chief Executive Officer of the Company (Article V, Sections 6 and 7);

•                  the Chief Executive Officer shall have general and active management of the business of the Company (Article V, Section 7);

•                  the Vice-Chairmen perform the duties of the Chairman, if the Chairman is absent (Article V, Section 8); and

•                  the indemnification of directors and officers is subject to federal laws and regulations (Article VII, Section 1).

The foregoing summary of the amendments to the By-laws is qualified in its entirety by the full text of the By-laws, as amended and restated, which are attached as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

3.1                                 Amended and Restated By-laws of the Company, dated November 18, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008	FIRST BUSEY CORPORATION

	By:	/s/ Van A. Dukeman
Name: Van A. Dukeman
Title: President & Chief Executive Officer